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                                                                     EXHIBIT 4.2

                               AMENDMENT NO. 1 TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment No. 1") is made the 16th day of December, 1999, by and among JLG INDUSTRIES, INC., a Pennsylvania corporation ("JLG"), and certain of its subsidiaries listed on
Schedule 1 to the Credit Agreement (as defined below) (each, together with JLG, individually a "Borrower" and individually and collectively, the "Borrowers"); the Lenders listed on Schedule 2 to the Credit Agreement; First Union National Bank, as administrative agent ("Administrative Agent"); BankOne, Michigan, as syndication agent ("Syndication Agent") and The Chase Manhattan Bank, as documentation agent ("Documentation Agent").

                                   BACKGROUND

         Borrowers, Lenders, Administrative Agent, Syndication Agent and Documentation Agent entered into a Credit Agreement dated June 18, 1999 (as amended hereby and as may be further amended from time to time, the "Credit Agreement") in order for the Borrowers to, among other things, (i) acquire 100% of the stock of Gradall Industries, Inc., (ii) refinance certain existing indebtedness and (iii) provide for additional working capital.

         In connection with the Borrowers entering into a Working Capital Facility (as defined below), Borrowers, Lenders, Administrative Agent, Syndication Agent and Documentation Agent have agreed to make certain amendments to the Credit Agreement as set forth herein, subject to the terms and conditions hereof.

         In consideration of the foregoing and the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, effective as of the Amendment No. 1 Effective Date, the parties hereto agree as follows:

         1. Definitions

            a. General Rule. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

            b. Additional Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement to read in their entirety as follows:

                  "Amendment No. 1" means the Amendment No. 1 to Credit Agreement by and among Borrowers, Lenders, Administrative Agent, Syndication Agent and Documentation Agent, dated December 16, 1999.

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                  "Amendment No. 1 Effective Date" means the date on which the conditions set forth in Paragraph 8 of Amendment No. 1 have been satisfied.

                  "Working Capital Facility" means the revolving credit facility in the maximum principal amount of $100,000,000 evidenced by the Working Capital Credit Agreement dated of even date with Amendment No.1 by and among Borrowers, the lenders listed on Schedule 2 thereto, Administrative Agent, Syndication Agent and Documentation Agent, as amended from time to time.

            c. Amended Definitions. The following definitions found in Section
1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

                  "Overdraft Facility" means the agreement evidencing the indebtedness of JLG, Fulton International, Inc., JLG Equipment Services, Inc. and JLG Manufacturing, LLC in order to provide for banking overdraft protection and other working capital needs, which agreement shall contain covenants and events of default no more restrictive than those contained herein.

                  "Responsible Officer" means any of the following: the chief executive officer, chief financial officer, director of treasury services or general counsel of JLG or any other officer of JLG designated in writing by any of the foregoing officers and reasonably acceptable to Administrative Agent.

         2. Amendments to Section 7.1(a) (Quarterly Financial Statements) and
Section 7.2 (Officer's Compliance Certificate). Sections 7.1(a) and 7.2 of the Credit Agreement are hereby amended to insert the words "or director of treasury services" immediately after the words "chief financial officer."

         3. Amendments to Lead-in Paragraphs of Articles VII, VIII, IX and X. The references in the lead-in paragraph of Articles VII (Financial Information and Notices), VIII (Affirmative Covenants), IX (Financial Covenants) and X (Negative Covenants) of the Credit Agreement, are each hereby amended to reference Section 13.13 of the Credit Agreement rather than Section 13.11 of the Credit Agreement.

         4. Amendment to Section 8.9 (Compliance with Agreements). Section 8.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  Section 8.9 Compliance with Agreements. Comply in all material respects with each term, condition and provision of any Material Contract; provided, that a Borrower or a Subsidiary may contest any such

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         Material Contract in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP; and provided, further, that a Borrower or Subsidiary may renegotiate the terms or permit the termination of any such Material Contract.

         5. Additional Section 8.19 (Subsequent Credit Terms). The following
Section 8.19 is hereby added to the Credit Agreement to read in its entirety as follows:

                  Section 8.19. Subsequent Credit Terms.

                  (a) Notify Administrative Agent in writing not less than five
         (5) Business Days prior to its entering into any amendment or modification of the Working Capital Facility, pursuant to which any Borrower or Subsidiary agrees to covenants which are more restrictive to such Borrower or Subsidiary than those contained in Articles VII, VIII, IX and X hereof. Upon entering into any such amendment or modification, the corresponding covenants, terms and conditions of this Agreement are and shall be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement; provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement to the extent that any amendment or modification is less restrictive than the corresponding provisions of this Agreement.

                  (b) Each Borrower hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as Agent may, in its sole reasonable discretion, deem necessary or appropriate to effectuate the provisions of this Section 8.19.

         6. Amendment to Section 10.1 (Limitations on Debt). Section 10.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  Section 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

                  (a) the Obligations;

                  (b) Debt incurred in connection with the Working Capital Facility;

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                  (c) unsecured Debt not exceeding, at any time, $50,000,000 in aggregate principal amount, on a pari passu basis with the Obligations, which agreement(s) evidencing such Debt shall not contain covenants or events of default more restrictive than those contained herein;

                  (d) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including without limitation interest rate terms and conditions) reasonably satisfactory to the Administrative Agent;

                  (e) Subordinated Debt;

                  (f) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t) and the renewal and refinancing (but not the increase of the aggregate principal amount thereof) thereof;

                  (g) Debt of Subsidiaries that are not Borrowers, and guarantees of such Debt by one or more Borrowers, provided that such Debt shall not exceed, in the aggregate for all such Subsidiaries, Five Million Dollars ($5,000,000);

                  (h) so long as the aggregate principal amount outstanding at any time does not collectively exceed twenty percent (20%) of Net
         Worth: (i) Debt of the Borrowers and their Subsidiaries incurred in connection with Capitalized Leases; (ii) purchase money Debt of the Borrowers and their Subsidiaries; and (iii) indebtedness of the Borrowers and their Subsidiaries incurred in connection with Operating Leases, the amount of which Operating Leases shall be determined by their respective Operating Lease Values;

                  (i) the PIDA Debt, in an aggregate principal amount not to exceed $3,615,198 on any date of determination;

                  (j) Debt by and among the Borrowers and the Subsidiaries; provided however that Debt of Borrowers to all non-Borrower Subsidiaries shall not exceed twenty percent (20%) of Net Worth of JLG and its Subsidiaries on a consolidated basis (as set forth on the most recently delivered financial statements by Borrowers to the Lenders) at any time outstanding; and

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                  (k) Guaranty Obligations of Debt permitted under clauses (a)
         through (j), but not clause (e), of this Section 10.1 and under Section 10.2;

         provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to any Borrower or any of their Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.

         7. Representations and Warranties. Borrowers hereby represent and warrant to Lenders as follows:

                  a. Representations. The representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the Amendment No. 1 Effective Date, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; there is no Event of Default or Default under the Credit Agreement, as amended hereby; and since July 31, 1999 there has been no material adverse change in the properties, business, operations, prospects or condition (financial or otherwise) of JLG or its Subsidiaries, on a Consolidated basis that could reasonably be expected to have a Material Adverse Effect.

                  b. Power and Authority. Each Borrower has the power and authority under the laws of its state of incorporation or formation and under its respective articles or certificates of incorporation and bylaws or articles of organization and operating agreement to enter into and perform this Amendment No. 1 and the other documents and agreements required hereunder (collectively, the "Amendment Documents"); all necessary actions (corporate or otherwise) for the execution and performance by each Borrower of the Amendment Documents have been taken; and each of the Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

                  c. No Violations of Law or Agreements. The execution and performance of the Amendment Documents by Borrowers will not: (i) violate any provisions of any law or regulation, federal, state or local, or the articles or certificates of incorporation or bylaws or articles of organization or operating agreement of any Borrower or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or its property may be bound.

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         8. Conditions to Effectiveness of Amendment. This Amendment No. 1 shall be effective upon the date of Administrative Agent's receipt of the following documents, each in form and substance reasonably satisfactory to Administrative
Agent:

                  a. Amendment No. 1. This Amendment No. 1 duly executed by Borrowers, Required Lenders and Administrative Agent.

                  b. Working Capital Facility. An executed copy of the agreement evidencing the Working Capital Facility.

                  c. Overdraft Facility. An amendment to the documentation evidencing the Overdraft Facility, in form and substance acceptable to Administrative Agent.

                  d. Other Documents. Such additional documents as Lenders may reasonably request.

         9. Affirmations. Borrowers hereby: (i) affirm all the provisions of the Credit Agreement, as amended by this Amendment No. 1, and (ii) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby.

         10. Acknowledgment of Merger. Borrowers, Lenders and Administrative Agent hereby acknowledge that JLG Acquisition Corp., a Borrower signatory to the Credit Agreement, has merged into and is survived by Gradall Industries, Inc., which is also a Borrower signatory to the Credit Agreement. Gradall Industries, Inc. is liable for the obligations of JLG Acquisition Corp. under the Credit Agreement.

         11. Miscellaneous.

                  a. Borrowers agree to pay or reimburse Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 1.

                  b. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

                  c. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                  d. Except as expressly set forth herein, the execution, delivery and performance of this Amendment No. 1 shall not operate as a waiver

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         of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 the day and year first above written.



Attest:                               JLG INDUSTRIES, INC.
------

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Assistant Secretary            Title: Executive Vice President
                                                & Chief Financial Officer

Attest:                               FULTON INTERNATIONAL, INC.
------

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Secretary                      Title: President

Attest:                               JLG EQUIPMENT SERVICES, INC.
------

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Assistant Secretary            Title: Secretary & Treasurer


Attest:                               JLG MANUFACTURING, LLC
------
                                      By: JLG INDUSTRIES, INC., Authorized
                                          Member

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Assistant Secretary            Title: Executive Vice President &
                                                Chief Financial Officer

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                             [EXECUTIONS CONTINUED]

Attest:                               GRADALL INDUSTRIES, INC.
------

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Assistant Secretary            Title: Vice President


Attest:                               THE GRADALL COMPANY
------

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Assistant Secretary            Title: Vice President


Attest:                               THE GRADALL ORRVILLE COMPANY
------

By:_______________________________    By:______________________________
   Name: Thomas D. Singer                Name: Charles H. Diller, Jr.
   Title: Assistant Secretary            Title: Vice President


                                      LENDERS

                                      FIRST UNION NATIONAL BANK,
                                      individually and in its capacity as
                                      Administrative Agent hereunder

                                      By:______________________________
                                         Name:
                                         Title:


                                      BANK ONE, MICHIGAN,
                                      individually and in its capacity as
                                      Syndication Agent hereunder

                                      By:______________________________
                                         Name:
                                         Title:

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                             [EXECUTIONS CONTINUED]

                                      THE CHASE MANHATTAN BANK,
                                      individually and in its capacity as
                                      Documentation Agent hereunder

                                      By:______________________________
                                         Name:
                                         Title:

                                      BANCO ESPIRITO SANTO, S.A.,
                                      NASSAU BRANCH

                                      By:______________________________
                                         Name:
                                         Title:


                                      ALLFIRST BANK, f/k/a The First National
                                      Bank of Maryland

                                      By:______________________________
                                         Name:
                                         Title:

                                      PNC BANK, NATIONAL ASSOCIATION

                                      By:______________________________
                                         Name:
                                         Title:


                                      HARRIS TRUST AND SAVINGS BANK

                                      By:______________________________
                                         Name:
                                         Title:


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                             [EXECUTIONS CONTINUED]

                                      NATIONAL CITY BANK OF PENNSYLVANIA

                                      By:______________________________
                                         Name:
                                         Title:

                                      COMERICA BANK

                                      By:______________________________
                                         Name:
                                         Title:


                                      MELLON BANK, N.A.

                                      By:______________________________
                                         Name:
                                         Title:

                                      SUNTRUST BANK, ATLANTA

                                      By:______________________________
                                         Name:
                                         Title:

                                      WACHOVIA BANK, N.A.

                                      By:______________________________
                                         Name:
                                         Title:


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                             [EXECUTIONS CONTINUED]

                                      BANK HAPOALIM B.M.

                                      By:______________________________
                                         Name:
                                         Title:

                                      BANKBOSTON, N.A.

                                      By:______________________________
                                         Name:
                                         Title:

                                      FLEET NATIONAL BANK

                                      By:______________________________
                                         Name:
                                         Title:

                                      THE BANK OF NEW YORK

                                      By:______________________________
                                         Name:
                                         Title:

                                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                      By:______________________________
                                         Name:
                                         Title:


                                      CREDIT LYONNAIS NEW YORK BRANCH

                                      By:______________________________
                                         Name:
                                         Title:

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                             [EXECUTIONS CONTINUED]

                                      ERSTE BANK

                                      By:______________________________
                                         Name:
                                         Title:


                                      MICHIGAN NATIONAL BANK

                                      By:______________________________
                                         Name:
                                         Title:


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